Exhibit 2.1

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

OF

COLLECTABLE SPORTS ASSETS, LLC

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE SPORTS ASSETS, LLC (the “Company”), dated effective as of August 31, 2020 (this “Amendment”), is made and entered into by the Members of the Company who have executed this Amendment.

RECITALS

WHEREAS, the Company is governed by that certain Amended and Restated Operating Agreement, dated as of July 7, 2020 (the “Operating Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Operating Agreement.

WHEREAS, the Company wishes to change the broker of record with respect to each Series from North Capital Private Securities Corporation to Dalmore Group, LLC.

WHEREAS, pursuant to section 12.1, the Managing Member, without the consent of any Economic Member, may amend any of the terms of the Operating Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Agreement is hereby amended as follows:

1.            Each time that “North Capital Securities Corporation, a Delaware corporation” appears in the Operating Agreement (including its schedules and exhibits), it shall be replaced with “Dalmore Group, LLC, a New York limited liability company”.

2.            No Other Modification. Except as specifically modified herein, all terms and conditions of the Operating Agreement remain unmodified and in full force and effect.

3.            Headings. The section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

4.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signatures on Next Page]

First Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC

Signature Page

to

AMENDMENT NO. 1 TO Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC

IN WITNESS WHEREOF, this First Amendment to the Operating Agreement of COLLECTABLE SPORTS ASSETS, LLC is executed effective as of the date first written above.

MANAGING MEMBER OF		MANAGING MEMBER OF SERIES
THE COMPANY:		#CURRYBASKET:

CS Assets Manager, LLC, a Delaware limited		CS Assets Manager, LLC, a Delaware limited
liability company		liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES		MANAGING MEMBER OF SERIES
#RUTHGEHRHIGBALL:		#LEBRONROOKIE:

CS Assets Manager, LLC, a Delaware limited		CS Assets Manager, LLC, a Delaware limited
liability company		liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES		MANAGING MEMBER OF SERIES
#JORDANBGS9.5:		#KAWHIBASKET:

CS Assets Manager, LLC, a Delaware limited		CS Assets Manager, LLC, a Delaware limited
liability company		liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES
#MANTLEMINT1953:

CS Assets Manager, LLC, a Delaware limited
liability company

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

First Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC